SUBJECT TO COMPLETION, DATED __________, 199_              Exhibit 4.5
                                                   [Owner Trust Supplement]
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated __________, 199_)

                              [$______________]

                         Norwest Auto Trust 199_ - _
       $______________ Class A-1 ____% Money Market Asset Backed Notes
             $______________ Class A-2 ____% Asset Backed Notes
               $______________ ____% Asset Backed Certificates

                    Norwest Auto Receivables Corporation
                                   Seller

                        Norwest Bank Minnesota, N.A.
                                  Servicer


     The Norwest Auto Trust 199_-__ (the "Trust") will be governed by a Trust Agreement, to be dated as of ____________, 199_, between Norwest Auto Receivables Corporation, as seller (the "Seller") and ___________________________, as Owner Trustee. The Trust will issue $_____________ aggregate principal amount of Class A-1 ___% Money Market Asset Backed Notes (the "Class A-1 Notes"), and $____________ aggregate principal amount of Class A-2 ___% Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") pursuant to an Indenture to be dated as of _____________, 199_, between the Trust and ___________________, as Indenture Trustee. The Trust will also issue $__________________ aggregate principal amount of ___% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of motor vehicle promissory notes and security agreements and/or retail installment sale contracts secured by new or used automobiles and light duty trucks (collectively, the "Receivables"), certain monies received thereunder after ____________, 199__, security interests in the motor vehicles financed thereby, certain rights under Dealer Agreements, certain Eligible Deposit Accounts in which collections are held, any proceeds from claims on certain insurance policies and the proceeds of the foregoing.
                                              (continued on following page)
                    ___________________________

Prospective investors should consider the "Risk Factors" set forth at page S-__ herein and at page ___ in the accompanying Prospectus (the "Prospectus").

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT
   BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT
      OBLIGATIONS OF OR INTERESTS IN NORWEST AUTO RECEIVABLES
        CORPORATION, NORWEST BANK MINNESOTA, N.A., ANY OTHER
          NORWEST BANK OR ANY OF THEIR AFFILIATES.  NEITHER
           THE SECURITIES NOR THE RECEIVABLES ARE INSURED
            OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
              CORPORATION, ANY OTHER GOVERNMENTAL AGENCY
                OR INSTRUMENTALITY OR BY NORWEST AUTO
                 RECEIVABLES CORPORATION, NORWEST BANK
                  MINNESOTA, N.A., ANY OTHER NORWEST
                   BANK, NORWEST INVESTMENT SERVICES,
                    INC. OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.  ANY REPRE-
      SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    ___________________________

                                                   Underwriting
                              Price to             Discounts and          Proceeds to
                              Public(1)             Commissions         the Seller(1)(2)
                            ---------------       -----------------     -----------------

Per Class A-1 Note                       %                       %                     %
Per Class A-2 Note                       %                       %                     %
Per Certificate                          %                       %                     %
Total                        $____________           $____________         $____________

- ----------------------

(1) Plus accrued interest, if any, from ___________, 199__.
(2) Before deducting expenses, estimated to be $___________.


     The Notes and Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about __________, 199__.

     After the initial distribution of the Certificates and Notes by the Underwriters, the Prospectus and this Prospectus Supplement may be used by Norwest Investment Services, Inc., an affiliate of the Seller, in connection with market making transactions in the Certificates and Notes. Norwest Investment Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

_____________, 199__.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

      The assets of the Trust will be transferred by the Seller to the Trust on or prior to the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Certain capitalized terms used in this Prospectus Supplement are defined in this Prospectus Supplement on the pages indicated in the "Index of Terms" on page ___ of this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. Interest on all classes of Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the [15th] day of each month (each, a "Distribution Date"), commencing _______, 199_. Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full.

     The Certificates will represent fractional undivided interests in the Trust. Interest, at the Certificate Rate, will be distributed to the Certificateholders on each Distribution Date to the extent of available funds. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the Distribution Date on which the Notes were paid in full to the extent of available funds. Distributions of interest and principal on the Certificates will be subordinated in priority to payments due on the Notes as described herein.

     Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier or later than such dates as described herein. In addition, the Class A-2 Notes and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which Norwest Bank Minnesota, N.A. in its capacity as servicer (in such capacity, the "Servicer"), or the Seller exercises its option to purchase the Receivables. The Seller or Servicer may purchase the Receivables when the aggregate principal balance of the Receivables has declined to 5% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SUPPLEMENT OR SPECIFY ADDITIONAL INFORMATION WITH RESPECT TO STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY
OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     There is currently no secondary market for the Securities offered hereby. Each Underwriter expects, but is not obligated to make a market in the Notes and Certificates. There can be no assurance that a secondary market will develop or that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.


                  REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of the Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities-Book-Entry Registration" and "-Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                        SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer................     Norwest Auto Trust 199_-__ (the "Trust" or the
                             "Issuer"), a Delaware business trust
                             established pursuant to a trust agreement (as amended and supplemented, the "Trust Agreement"), dated as of ________________,
                             199_ between the Seller and the Owner Trustee.

Seller................     Norwest Auto Receivables Corporation, a
                             ___________ corporation (the "Seller").  See
                             "The Seller."

Servicer..............     Norwest Bank Minnesota, N.A., a national banking
                             association (the "Bank" or in its capacity as servicer, the "Servicer").

Indenture Trustee.....     ____________________, as trustee under the
                             Indenture (the "Indenture Trustee").

Owner Trustee.........     ____________________, as trustee under the Trust
                             Agreement (the "Owner Trustee").

The Notes.............     The Trust will issue Asset Backed Notes (the
                             "Notes"), pursuant to an Indenture to be dated as of _______________, 199_ (as amended and supplemented from time to time, the
                             "Indenture"), between the Issuer and the Indenture Trustee, as follows: (a) Class A-1 __% Money Market Asset Backed Notes (the "Class A-1 Notes") in the aggregate initial principal amount of $______________; and (b) Class A-2 __% Asset Backed Notes (the "Class A-2 Notes") in the aggregate initial principal amount of $____________.

                           The Notes will be secured by the assets of the
                             Trust pursuant to the Indenture.

The Certificates......     The Trust will issue __% Asset Backed
                             Certificates (the "Certificates" and, together with the Notes, the "Securities") with an aggregate initial Certificate Balance of $________________. The Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

The Receivables.......     On or prior to __________, 199_ (the "Closing
                             Date"), the Trust will purchase a pool of motor vehicle promissory notes and security agreements and/or retail installment sale contracts secured by new or used automobiles or light duty trucks (collectively, the "Receivables"), including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles"), certain rights under Dealer Agreements, certain Eligible Deposit Accounts in which collections are held, any proceeds from claims on certain insurance policies and the proceeds of the foregoing, having an aggregate principal balance of approximately $___________ as of ____________,
                             199_ (the "Cutoff Date"), from the Seller pursuant to a Sale and Servicing Agreement to be dated as of ____________, 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer. See "Description of the Transfer and Servicing Agreements" herein and in the Prospectus.

                           The Receivables will generally consist of (i)
                             motor vehicle promissory notes and security agreements executed by an Obligor in favor of an Originator ("Direct Loans") and/or (ii) motor vehicle retail installment sale contracts (together with Direct Loans, "Motor Vehicle Loans") between an Obligor and a Dealer. Receivables that are to be included in any Receivables Pool will be transferred by an Affiliate to the Seller for purposes of sale to the applicable Trust. Receivables constituting approximately ___% of the aggregate principal balance of Receivables as of the Cutoff Date (the "Acquired Receivables") were acquired by the Affiliates through acquisitions.

                           All the Receivables provide for the allocation
                             of payments to principal and interest in accordance with the "simple interest" method. The Receivables have been selected from Motor Vehicle Loans owned by the Affiliates based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus. No Receivable will have a scheduled maturity that, after giving prospective effect to any permitted extensions or such deferrals, would be later than ____________ (the "Final Scheduled Maturity Date"). As of the Cutoff Date, the weighted average remaining maturity of the Receivables was approximately _____ months and the weighted average original maturity of the Receivables was approximately ____ months. As of the Cutoff Date, approximately ____% of the aggregate principal balance of the Receivables represented financing of new vehicles and the remainder represented financing of used vehicles.

                           The "Pool Balance" means, at any time, the sum
                             of the outstanding Principal Balances of the Receivables. The "Principal Balance" for any Receivable, at any time, means the principal balance of such Receivable at the end of the preceding Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.

Terms of the Notes

A.  Distribution Dates     Payments of interest and principal on the Notes
                             will be made on the [15th] day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing
                             ______________, 199_.  Each reference to a
                             "Payment Date" in the Prospectus shall refer to a Distribution Date herein. Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the [30th] day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday and that in New York City and in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

B.  Interest Rates....     The Class A-1 Notes will bear interest at the
                             rate of __% per annum (the "Class A-1 Interest Rate") and the Class A-2 Notes will bear interest at the rate of __% per annum (the "Class A-2 Interest Rate"). The Class A-1 Interest Rate and the Class A-2 Interest Rate are referred to herein collectively as "Interest Rates".

C.  Interest..........     Interest on the outstanding principal amount of
                             the Notes of each class will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) and thereafter from the preceding Distribution Date through the current Distribution Date (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes-Payments of Interest."

D.  Principal.........     Principal of the Notes will be payable on each
                             Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Collection Period") preceding such Distribution Date (in the case of the first Distribution Date, the period from (but not including) the Cutoff Date to and including ___________, 199_) to the extent of funds available therefor.

                           No principal payments will be made on the Class
                             A-2 Notes until the Class A-1 Notes have been paid in full.

                           The outstanding principal amount of the Class
                             A-1 Notes, to the extent not previously paid, will be payable on the _____________, 199_ Distribution Date (the "Class A-1 Final Scheduled Distribution Date"); and the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on the ____________, 199_
                             Distribution Date (the "Class A-2 Final
                             Scheduled Distribution Date").

E.  Optional Redemption    After the Class A-1 Notes have been paid in
                             full, the Class A-2 Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Seller or Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 5% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon. See "Description of the Notes-Optional Redemption." The "Original Pool Balance" will equal the aggregate principal balance of the Receivables as of the Cutoff Date.

Terms of the Certificates

A.  Distribution Dates     Distributions with respect to the Certificates
                             will be made on each Distribution Date,
                             commencing __________, 199_. Distributions will be made to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date (which will be the [30th] day of the preceding month if Definitive Certificates are issued).

B.  Certificate Rate       ___% per annum (the "Certificate Rate").

C.  Interest..........     On each Distribution Date, the Owner Trustee
                             will distribute pro rata to Certificateholders accrued interest at the Certificate Rate on the outstanding Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and distributions in respect of interest on the Notes from the Total Distribution Amount and the Reserve Account. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the first Distribution
                             Date) and thereafter from the preceding
                             Distribution Date to and including such
                             Distribution Date.

D.  Principal.........     No distributions of principal on the
                             Certificates will be made until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Class A-2 Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distributable Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee, payments of interest and principal, if any, due in respect of the Notes and the distribution of interest in respect of the Certificates.

                           The outstanding principal amount, if any, of the
                             Certificates will be payable in full on the __________ Distribution Date (the "Certificate Final Scheduled Distribution Date").

E.  Optional Prepayment    If the Pool Balance as of the last day of a
                             Collection Period has declined to 5% or less of the Original Pool Balance, the Seller or Servicer may purchase all remaining Trust Property on any Distribution Date occurring in a subsequent Collection Period at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables (other than Defaulted Receivables), which would result in a prepayment of the Certificates. See "Description of the Certificates-Optional Prepayment."

Advances..............     On or prior to the Business Day preceding each
                             Distribution Date (the "Deposit Date"), the
                             Servicer will advance (an "Advance") in an amount equal to the lesser of (a) the excess, if any, of the amount of interest that would be expected to be received on the Receivables (other than Non-Advance Receivables) during the related Collection Period over the actual interest collected by the Servicer during such Collection Period minus unreimbursed prior Advances and (b) the amount (if any) by which the sum of any unpaid Servicing Fees for the related Collection Period and prior Collection Periods and the amount of interest distributable to the Securityholders on the following Distribution Date exceeds the actual interest collected by the Servicer during the related Collection Period minus unreimbursed prior Advances, subject to certain limitations described below. The Servicer will be entitled to be reimbursed for outstanding Advances on the Distribution Date in the following month to the extent of interest collections for such Distribution Date and, to the extent such collections are insufficient, to the extent of funds in the Reserve Account. The Servicer will be obligated to make such an Advance except to the extent that the Servicer reasonably determines that the Advance is unlikely to be recoverable from the following month's collections of interest and the funds in the Reserve Account. See "Description of the Transfer and Servicing Agreements-Advances."

Reserve Account.......     A reserve account (the "Reserve Account") will
                             be created with an initial deposit by the Seller of cash or certain investments having a value of at least $________ (the "Reserve Account Deposit"). In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount of the Reserve Account is equal to the Specified Reserve Account Balance.

                           On or prior to each Deposit Date, the Indenture
                             Trustee will withdraw funds from the Reserve
                             Account, to the extent of the funds therein
                             (exclusive of investment earnings), (a) to the extent required to reimburse the Servicer for Outstanding Advances and (b) to the extent (i) the sum of the amounts required to be distributed to Certificateholders and the Servicer on the related Distribution Date exceeds (ii) the amount on deposit in the Collection Account with respect to the preceding Collection Period (net of investment income). If the amount in the Reserve Account is reduced to zero, Certificateholders will bear the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. See "Risk Factors" herein and in the Prospectus, "Description of the Certificates-The Reserve Account"; and "Certain Legal Aspects of the Receivables" in the Prospectus.

Prepayment Considerations  The weighted average life of the Securities may be reduced by full or partial prepayments on the Receivables. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Seller or Servicer exercising its optional purchase right. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that the Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the applicable Affiliate.
                             No prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable Interest Rate or the Certificate Rate, as the case may be. Security Owners will bear all reinvestment risk resulting from prepayment of the Receivables. See "Risk Factors-Prepayment Considerations" and
                             "Weighted Average Life of the Securities" in the Prospectus and "Weighted Average Life of the Securities" herein.

Tax Status............     In the opinion of Mayer, Brown & Platt, for
                             federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In the opinion of _____________, ____________ tax counsel to the Trust, the same characterizations would apply for ____________ income tax purposes as for federal income tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal, state and local income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Federal
                             Income Tax Consequences" and "Certain State
                             Tax Consequences" in the Prospectus for
                             additional information concerning the
                             application of federal and state tax laws to the Trust and the Securities.

ERISA Considerations...    Subject to the considerations discussed under
                             "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans.

                           The Certificates may not be acquired with the
                             assets of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or with the assets of an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment......     The Class A-1 Notes will be eligible securities
                             for purchase by money market funds under paragraph (a)(5) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Risk Factors..........     See "Risk Factors" herein and in the Prospectus
                             for a discussion of certain factors that potential investors should consider in determining whether to invest in the Securities.

Rating of the Notes...     It is a condition to the issuance of the Notes
                             that the Class A-1 Notes be rated in the highest short-term rating category and that the Class A-2 Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies (the "Rating Agencies"). There can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if circumstances so warrant. See "Risk Factors-Ratings of the Securities" herein and in the Prospectus.

Rating of the
  Certificates .......     It is a condition to the issuance of the
                             Certificates that they be rated at least "A" or its equivalent by at least two nationally recognized rating agencies. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors-Ratings of the Securities" in the Prospectus.








                             RISK FACTORS

In addition to the other information contained herein and in the Prospectus, prospective investors should consider carefully the following risk factors and the information contained in "Risk Factors" in the Prospectus.

Geographic Concentration

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the mailing addresses of Obligors with respect to approximately __% by principal balance of the Receivables were located in ____________, and the mailing addresses of Obligors with respect to approximately __% by principal balance of the Receivables were located in ____________ and ________________ collectively. See "The Receivables Pool."

Subordination

     Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Class A-1 Notes and Class A-2 Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which the Class A-2 Notes were paid in full. However, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, distributions of the amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes.

     If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). In the event of a sale of Receivables by the Indenture Trustee following an Event of Default, there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificate Balance plus accrued interest. Because neither interest nor principal is distributed to Certificateholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture until all the Notes have been paid in full, the interests of Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes-The Indenture-Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements-Insolvency Event" in the Prospectus.

     In general, the Seller may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the property of the Trust to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Seller or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the property of the Trust until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Seller and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Sale and Servicing Agreement, the Trust Agreement or the Indenture (together the "Basic Documents"). The Indenture specifically prohibits the Issuer from taking any action which would impair the Indenture Trustee's security interest in the Trust and generally requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Seller or the Certificateholders.

     If an Event of Servicing Termination were to occur, the holders of a majority of the outstanding principal amount of the Notes, the Indenture Trustee acting on behalf of the Noteholders, or the Owner Trustee and not the Seller or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on Certificateholders. In addition, the holders of not less than a majority of the outstanding principal amount of the Notes would have the right to waive certain Events of Servicing Termination, without consideration of the effect such waiver would have on Certificateholders. See "Description of the Transfer and Servicing Agreements-Events of Servicing Termination" and "-Rights upon Event of Servicing Termination" in the Prospectus.

Limited Assets

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

     Amounts on deposit in the Reserve Account will be available on any Distribution Date first to cover shortfalls in reimbursement of outstanding Advances and payment of Servicing Fees to the Servicer, then shortfalls in distributions of interest on the Notes then shortfalls in distributions of interest on Certificates. After distributions of interest on the Certificates have been made, the remaining amounts on deposit in the Reserve Account will be available first to cover shortfalls in distributions of principal on the Notes and then shortfalls in distributions of principal on the Certificates. If the Reserve Account is exhausted, the Trust will depend solely on payments on the Receivables to make distributions on the Securities, and Securityholders will bear the risk of delinquency, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquency, loan loss and repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to the portfolio of Motor Vehicle Loans serviced by the Servicer. Any amounts released from the Reserve Account to the Seller will not be available to the Securityholders. See "The Receivables Pool-Pool Composition" and
"Delinquency and Net Losses" herein and "The Receivables Pools" in the Prospectus and "Description of the Transfer and Servicing Agreements-Subordination of Certificateholders; Reserve Account" and "-Distributions" herein.

Maturity and Prepayment Considerations

     The Certificates will not receive any principal payments until the Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the Distribution Date on which the Notes are paid in full. As the rate of payment of principal of the Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than the applicable Final Scheduled Distribution Date. It is expected that final payment of the Notes and the final distribution in respect of the Certificates will occur on or prior to the applicable Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes or the Certificates in full on or prior to the applicable Final Scheduled Distribution Date, final payment of the Notes and the final distribution in respect of the Certificates could occur later than such date. See "Weighted Average Life of the Securities" herein and in the Prospectus.

Ratings of the Securities

     It is a condition to the issuance of the Notes and of the Certificates that the Class A-1 Notes be rated in the highest short-term rating category and that the Class A-2 Notes be rated in the highest long-term rating category, and that the Certificates be rated at least "A" or its equivalent, by at least two nationally recognized rating agencies.
A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                          THE TRUST

General

     The Issuer, Norwest Auto Trust 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than
(a) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (b) from time to time prior to the Closing Date, issuing indebtedness or other securities to finance its purchase of the Receivables and such other assets and, on and after the Closing Date, issuing the Notes and the Certificates to finance such assets, (c) making payments on the indebtedness and other securities and the Notes and the Certificates issued by it, and (d) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     At the time the Notes and Certificates are issued, the Trust will be capitalized with equity in an amount equal to the Certificate Balance of $__________, excluding amounts deposited in the Reserve Account. On the Closing Date, Certificates with an original principal balance of $______________ will be sold to the Seller, and the remaining equity interest will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates or the Trust. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement or to repayment of any related Warehouse Financing.

     If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any Dealer Recourse. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements-Distributions" and "-Reserve Account" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in Delaware, in care of __________________, as Owner Trustee, at the address listed below under "-The Owner Trustee".

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates have taken place on such date:


Class A-1 __% Money Market Asset Backed Notes. . .   $___________
Class A-2 __% Asset Backed Notes . . . . . . . . .    ___________
__% Asset Backed Certificates. . . . . . . . . . .    ___________

Total. . . . . . . . . . . . . . . . . . . . . . .   $
                                                      ===========


The Owner Trustee

     _______________ is the Owner Trustee under the Trust Agreement.
_____________ is a __________________ and its principal offices are located at _____________________. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                        THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will consist of Receivables purchased as of the Cutoff Date. The Receivables have been selected from the portfolio of each Affiliate for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pool," as well as the requirement that each Receivable (a) has an outstanding principal balance of at least $_____, (b) as of the Cutoff Date, was not more than 30 days past due, (c) has a scheduled maturity not later than six months before the Final Scheduled Maturity Date, and (d) has an original term to maturity of not more than ___ months. No selection procedures believed by any Affiliate to be adverse to the Certificateholders were used in selecting the Receivables. Approximately ___% of the aggregate principal balance of Receivables as of the Cutoff Date constituted Acquired Receivables.


Pool Composition

     Set forth in the following tables is information concerning the composition, distribution by APR and the geographic distribution of the Receivables to be conveyed by the Seller to the Trust as of the Cutoff Date.


- -------------------------------------------------------------------------------------------------------
                                        Composition of the Receivables
                                           as of the Cutoff Date(1)
- -------------------------------------------------------------------------------------------------------
Weighted           Aggregate
Average APR        Principal       Number of     Weighted Average   Weighted Average      Average
of Receivables     Balance         Receivables    Remaining Term     Original Term     Principal Balance
- ---------------    ----------      -----------   ----------------   ----------------   -----------------
          %             $                              months             months                $






- --------------------------------

(1) The figures are summations or weighted averages of the Receivables transferred to the Trust as of the Cutoff Date.


- -------------------------------------------------------------------------------------------
                              Distribution by APR of the Receivables
                                     as of the Cutoff Date(1)
- -------------------------------------------------------------------------------------------
                                                                       Percentage of
                        Number of          Aggregate Principal      Aggregate Principal
APR Range               Receivables              Balance               Balance(2)
- ----------              ------------       -------------------      -------------------
                                                    (Dollars in Thousands)
                                                       $                        %



- -----------------------------

(1) The figures are summations or weighted averages of the Receivables transferred as of the Cutoff Date.
(2)  Percentages may not add to 100% because of rounding.

Approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of such Receivables, as of the Cutoff Date represented financing of new vehicles and the remainder represented financing of used vehicles.

               Geographic Distribution of the Receivables Pool
                        as of the Initial Cutoff Date(1)

                                           Percent of
                                           Aggregate
                                             Loan
        State                                Value
        -----                              ----------

        ___________________                   _.__%
        ___________________                   _.__%
        ___________________                   _.__%

________________________________
[FN]
(1) No more than __% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated by Motor Vehicle Loans made to Obligors that currently reside in any state other than ________________ or __________________.

Delinquencies and Net Losses

     Set forth below is certain information concerning the historical experience of the Originators pertaining to Motor Vehicle Loans. There can be no assurance that the delinquency and net loss experience on the Receivables of the Trust will be comparable to that set forth below.

                                                 Delinquency Experience(1)

                                                      At December 31,
                         -----------------------------------------------------
                              1995             1994              1993              1992               1991
                         ---------------  ---------------   --------------    --------------   --------------
                         Dollar  Percent  Dollar  Percent   Dollar Percent    Dollar Percent   Dollar Percent
                         ------- -------  ------- -------   ------ -------    ------ -------   ------ -------
                                                        (Dollars in Millions)
Amount of Motor Vehicle
Loans Outstanding.....

Period of Delinquency:

  31-60 days..........

  60-91 days..........

  over 90 days........

Repossessions.........

Total.................

Delinquencies...........

- ----------------------

(1) All amounts and percentages are based on the gross amount scheduled to be paid on each Motor Vehicle Loan, including unearned finance and other charges.

                          Historical Net Loss Experience


                                                                  Year Ended December 31,
                                                      ------------------------------------------
                                                      1995     1994      1993    1992      1991
                                                      -----    -----     -----   -----     -----
                                                                   (Dollars in Thousands)

Principal Amount of Motor Vehicle Loans
Outstanding(1).......................................

Average Principal Amount of Motor Vehicle
Loans Outstanding....................................

Number of Motor Vehicle Loans Outstanding............

Average Number of Motor Vehicle Loans Outstanding....

Net Losses(2)........................................

Net Losses as a Percent of Principal Amount
Outstanding(2).......................................

Net Losses as a Percent of Average Principal Amount
Outstanding(2).......................................

(1) Amount represents net principal amounts of Motor Vehicle Loans outstanding.

(2) Amount represents the aggregate balance of all Motor Vehicle Loans which are determined to be uncollectible in the period, less any recoveries on Motor Vehicle Loans charged-off in the period of any prior period.




     Delinquencies and net charge-offs are affected by a number of social, economic and other factors, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.


            THE SELLER, THE SERVICER AND NORWEST CORPORATION

     Information regarding the Seller is set forth under "The Seller" in the Prospectus and information regarding the Servicer is set forth under "The Bank" in the Prospectus. Norwest Corporation operates through subsidiaries engaged in banking and a variety of related businesses. Norwest Corporation provides retail, commercial and corporate banking services to customers through banks in 16 states and provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage backed securities servicing, and venture capital investment. As of March 31, 1996, Norwest Corporation had consolidated total assets of $73.9 billion, total deposits of $43.1 billion, and total stockholders' equity of $5.4 billion. Based on total assets as of March 31, 1996, Norwest Corporation was the eleventh largest commercial banking organization in the United States. [Norwest Corporation has agreed to guaranty the performance by the Seller of its repurchase obligation with respect to Receivables for which there has been an uncured breach of any representation or warranty that materially and adversely affects the interests of the Trust in such Receivables. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.]


                 WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of Securities" in the Prospectus. No principal payments will be made on the Class A-2 Notes until all Class A-1 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes-Payments of Principal" and "Description of the Certificates-Distributions of Principal Payments." As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. It is expected that final payment of the Notes and the final distribution in respect of the Certificates will occur on or prior to the applicable Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes or the Certificates in full on or prior to the applicable Final Scheduled Distribution Date, final payment of the Notes and the final distribution in respect of the Certificates could occur later than such date.

     Loan extensions, deferrals or modifications may have the effect of increasing the weighted average life of the Notes and Certificates. Consistent with its customary servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of Receivables. Any such extension or modification will have the effect of extending the weighted average life of the Certificates. However, the Servicer will not be permitted to grant any such extension or modification if as a result the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date, unless the Servicer repurchases such Receivable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal with respect of the Securities will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the Class A-1 or Class A-2 Final Scheduled Distribution Date, as applicable. The final distribution in respect of the Certificates also could occur prior to the Certificate Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Balance or
Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables.
The ABS Table assumes that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and
(e) the Seller or Servicer does not exercise its option to purchase the Receivables. The pool has an assumed cutoff date of the Cutoff Date. The
ABS Table indicates the projected weighted average life of each class of Notes and the Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and the Certificates.

  Percent of Initial Note Principal Balance at Various ABS Percentages

                         Class A-1 Notes            Class A-2 Notes
                      ------------------------   ------------------------
Distribution Date     0.5%   1.0%  1.2%   1.5%   0.5%  1.0%   1.2%   1.5%
- -------------------   ----   ----  ----   ----   ----  ----   ----   ----

Closing Date......

April 1996........

May 1996..........

June 1996.........

July 1996.........

August 1996.......

September 1996....

October 1996......

November 1996.....

December 1996.....

January 1997......

February 1997.....

March 1997........

April 1997........

Weighted Average Life
  (years)(1)......
_______________________

(1) The weighted average life of a Class A-1 Note or Class A-2 Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

The ABS Table have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


   Percent of Initial Certificate Balance at Various ABS Percentages

                                               Certificates
                                       ----------------------------
Distribution Date                      0.5%    1.0%    1.2%    1.5%
- -----------------                      ----    ----    ----    ----

Closing Date........................

April 1996..........................

May 1996............................

June 1996...........................

July 1996...........................

August 1996.........................

September 1996......................

October 1996........................

November 1996.......................

December 1996.......................

January 1997........................

February 1997.......................

March 1997..........................

April 1997..........................

Weighted Average Life (years)(1)....
_________________________
[FN]
(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution in respect of the Certificate Balance of such Certificate by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the original Certificate Balance of such Certificate.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                          DESCRIPTION OF THE NOTES

General

     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. _____________________ will be the Indenture Trustee under the Indenture.

Payments of Interest

     Each class of the Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities-Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date, commencing ______, 199__. Interest on the outstanding principal amount of the Notes will accrue at the applicable Interest Rate for the applicable Interest Accrual Period. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee. See "Description of the Transfer and Servicing Agreements-Distributions" and "-Reserve Account."

     Interest payments to both classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

Payments of Principal

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Principal Distributable Amount. Principal payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing
Agreements-Distributions" and "-Reserve Account."

     On the Business Day immediately preceding each Distribution
Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account allocable to interest and the amount allocable to principal.

     On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (a) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; and (b) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of either class of Notes is paid may be earlier than the respective final scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

Optional Redemption

     On any Distribution Date after the Class A-1 Notes have been paid in full, the Class A-2 Notes will be redeemed in whole, but not in part, if the Seller or Servicer exercises its option to purchase the Receivables. The Seller or Servicer may purchase the Receivables when the Pool Balance shall have declined to 5% or less of the Original Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements-Termination". The redemption price will be equal to the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon.


                    DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distribution of Interest Income

     On each Distribution Date, commencing _______, 199__, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities-Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the First Distribution Date) and thereafter, from the [15th] day of the month preceding the month of the Distribution Date to and including the ___ day of the month of such Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements-Distributions" and "-Reserve Account."

Distributions of Principal Payments

     Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Principal Distribution Amount (less on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements-Distributions" and "-Reserve Account".

Optional Prepayment

     If the Seller or Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Original Pool Balance, the Seller or Servicer may purchase all remaining Trust Property on any Distribution Date occurring in a subsequent Collection Period at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables (other than Defaulted Receivables), which purchases would result in a prepayment of the Certificates. The proceeds from any such purchase would first be applied to any unpaid principal amount on the Class A-2
Notes and accrued interest thereon and then to the Certificates and accrued interest thereon. See "Description of the Transfer and Servicing Agreements-Termination" in the Prospectus.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Accounts

     Accounts referred to under "Description of the Transfer and Servicing Agreements-Accounts" in the Prospectus, as well as the Reserve Account, will be established by the Servicer and maintained in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders. Amounts held from time to time in the Reserve Account will be held for the benefit of Noteholders and Certificateholders. Funds on deposit in the Reserve Account will be invested in Eligible Investments selected by the Seller and, if permitted by the Rating Agencies, funds on deposit in the Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date. All investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses, will be distributed to the Servicer and will not be treated as Collections on the Receivables or otherwise be available for Noteholders or Certificateholders. Upon any distribution to the Servicer of amounts from the Reserve Account, the Securityholders will not have any rights in, or claims to, such amounts.

     On each Deposit Date, prior to making any of the distributions described above in "Deposits to the Distribution Accounts", Servicer shall be reimbursed for all Outstanding Advances with respect to prior Distribution Dates, to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the Reserve Account. On or before each Distribution Date, funds in the amount of the Reserve Account Transfer Amount for such Distribution Date will be withdrawn from the Reserve Account and deposited in the Collection Account.

     On each Distribution Date, the amount available in the Reserve
Account (the "Available Reserve Amount") will equal the lesser of (a) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (b) the Specified Reserve Account Balance.

     On each Deposit Date, the Trustee will withdraw funds from the Reserve Account (a) to the extent required to make reimbursements of Outstanding Advances (after application of Interest Collections for that purpose) and (b) The Reserve Account Transfer Amount. Such excess may result from, among other things, Receivables becoming Defaulted Receivables or the failure by the Servicer to make any remittance required to be made under the Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Deposit Date will not exceed the Available Reserve Amount with respect to the related Distribution Date. The Trustee will deposit the proceeds of such withdrawal into the Collection Account on or before the Distribution Date with respect to which such withdrawal was made.

     "Specified Reserve Account Balance" means, for (a) any
Distribution Date prior to the Distribution Date on which the outstanding amount of the Class A-1 Notes has been paid in full, $__________ and (b) any Distribution Date on or after the Distribution Date on which the outstanding amount of the Class A-1 Notes has been paid in full the greater of (i) ____% of the sum of the aggregate outstanding principal amount of each class of Notes plus the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date); or (ii) ___% of the sum of the aggregate initial principal of the Notes plus the initial Certificate Balance except that, if on any Distribution Date (x) the Average Net Loss Ratio exceeds ___% or (y) the Average Delinquency Ratio for the three preceding Collection Periods exceeds ___%, then the Specified Reserve Account Balance shall be an amount equal to ___% of the sum of the aggregate outstanding principal amount of each class of Notes and the aggregate outstanding principal amount of each class of Notes and the aggregate outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date). The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller so long as such reduction does not cause either Rating Agency to withdraw or downgrade its rating of the Certificates. The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted. Amounts on deposit in the Reserve Account will be released to the Servicer on each Distribution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance.

           "Aggregate Net Losses" means, for any Collection
     Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted
     Receivables minus all Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

           "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

           "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

           "Delinquency Ratio" means, for any Collection
     Period, the ratio, expressed as a percentage, of (a) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are ___ or more days delinquent as of the end of such Collection Period, determined in accordance with Servicer's customary practices, divided by (b) the Pool Balance as of the last day of such Collection Period.

           "Liquidation Proceeds" means, with respect to any Receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the Servicer, with respect to insurance policies relating to the Financed Vehicles or the Obligors any proceeds from lender's single interest insurance policies to the extent not included in collections distributable to Securityholders, (b) amounts received by the Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under the related Motor Vehicle Loan, and
     (c) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge-off of the related Receivable) on such Defaulted Receivable, net of any expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

           "Net Loss Ratio" means, for any Collection Period, an amount, expressed as a percentage, equal to (a) the Aggregate Net Losses for such Collection Period, divided by (b) the average of the Pool Balances on each of the first day of such Collection Period and the last day of such Collection Period.

           "Reserve Account Transfer Amount" means, on any
     Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or (b) the amount, if any, by which (i) the sum of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds (ii) the sum of the Available Interest and the Available Principal for such Distribution Date.

     If funds in the Reserve Account are reduced to zero, the Securityholders will bear the credit and other risks associated with ownership of the Receivables. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result, among other things, of defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

Advances

     On or prior to each Deposit Date, the Servicer will advance any Interest Shortfall with respect to the related Distribution Date by depositing the amount of such Interest Shortfall into the Collection Account. The Servicer will be obligated to make such an Advance except to the extent that the Servicer reasonably determines that the Advance is unlikely to be recoverable as set forth below.

     On each Distribution Date, prior to making any of the distributions set forth in "-Distributions", the Servicer shall be reimbursed for all Outstanding Advances with respect to prior Distribution Dates, to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the Reserve Account. If it is acceptable to each Rating Agency without a reduction in the rating of the Certificates, the Outstanding Advances at the option of the Servicer may be paid at or as soon as possible after the beginning of the related Collection Period out of the first collections of interest received on the Receivables for such Collection Period.

           "APR" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

           "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided, however, that any Receivable which the Seller or Servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if the Seller or Servicer fails to deposit the Purchase Amount on the related Deposit Date when due.

           "Expected Interest" means, with respect to any Distribution Date, an amount equal to the sum of (a) with respect to all Simple Interest Receivables, the product of (i) one-twelfth of the Weighted Average APR for such Receivables for the related Collection Period multiplied by
     (b) an amount equal to the aggregate Principal Balance of such Receivables as of the first day of the related Collection Period minus the sum of the Principal Balances of the Non-Advance Receivables that are Simple Interest Receivables for such Distribution Date plus (b) with respect to all Precomputed Receivables, that portion of the collections on such Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary procedures.

           "Interest Collections" for a Distribution Date shall mean the sum of the following amounts with respect to the related Collection Period: (a) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary procedures; (b) all Liquidation Proceeds received during such Collection Period; and (c) all Purchase Amounts, to the extent attributable to accrued interest, of all Receivables that are repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

           "Interest Shortfall" means, with respect to any Distribution Date, the lesser of (a) the amount (if any) by which the Expected Interest for such Distribution Date exceeds the Net Interest Collections for such Distribution Date and (b) the amount (if any) by which the sum of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable for such Distribution Date exceeds the Net Interest Collections for such Distribution Date.

           "Net Interest Collections" means, with respect to any Distribution Date, the greater of (a) zero and (b) Interest
     Collections for such Distribution Date minus the Outstanding Advances as of such Distribution Date.

           "Non-Advance Receivables" means, with respect to any Distribution Date, any Receivables which became Defaulted Receivables during the related Collection Period or which the Servicer, in its sole discretion, believes are likely to become Defaulted Receivables.

           "Outstanding Advances" means, as of any date, all Advances made by the Servicer with respect to prior Distribution Dates which have not been reimbursed.

           "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof including interest at the APR to the end of the month of purchase.

           "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or repurchased by the Seller pursuant to the Sale and Servicing Agreement.

           "Weighted Average APR" means, with respect to any Simple Interest Receivables or any Precomputed Receivables during any Collection Period, the weighted average of the APR of such Receivables (excluding Non-Advance Receivables), weighted based on the Principal Balance of each such Receivable as of the first day of such Collection Period.

Servicing Compensation and Payment of Expenses

     The Servicing Fee Rate shall be 1.0% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee, with respect to any Distribution Date, will be an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate, multiplied by (b) the Pool Balance as of the first day of the preceding Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements-Servicing Compensation and Payment of Expenses" in the Prospectus.

     The Servicer will also collect and retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges (the "Supplemental Servicing Fee") allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. See "Description of the Transfer and Servicing Agreements-Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

     Deposits to Collection Account. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account.

           "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest
     Collections for such Distribution Date and (ii) all Advances made by Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

           "Available Principal" for a Distribution Date means the sum of the following amounts with respect to the preceding Collection
     Period: (a) that portion of all Collections received during such Collection Period and allocable to principal in accordance with Servicer's customary servicing procedures; and (b) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by Seller or purchased by Servicer under an obligation which arose during the related Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

           "Certificate Balance" equals, initially, $___________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

           "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

           "Certificateholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

           "Certificateholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the amount of interest accrued on the Certificates at the Certificate Rate during the related Interest Period (calculated on the basis of a 360-day year and twelve 30-day months).

           "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

           "Certificateholders' Principal Distributable Amount" means, for any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable owned by Issuer as of ___________ or (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to Servicer, the Noteholders and the Certificateholders on such Distribution Date, (i) the outstanding principal balance of the Notes is zero and (ii) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

           "Certificateholder's Monthly Principal Distributable Amount" means, for any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, for any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Class A-2 Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Class A-2 Notes to zero, which shall be deposited into the Note Distribution Account).

           "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

           "Principal Distribution Amount" means, for any Distribution Date, the sum of (a) the Available Principal for such Distribution Date, and (b) the amount of Realized Losses for the related Collection Period.

           "Realized Losses" means, for any Collection Period, the aggregate principal balances of any Receivables that became Defaulted Receivables during such Collection Period.

           "Total Distribution Amount" means, for each Distribution Date, the sum of (a) the Available Interest, (b) the Available Principal and
     (c) the Reserve Account Transfer Amount, in each case in respect of such Distribution Date.

     Deposits to the Distribution Accounts. On each Distribution Date, after making the reimbursements to Servicer of Outstanding Advances, Servicer shall instruct Indenture Trustee or, in the event that the Collection Account is maintained with an institution other than Indenture Trustee, instruct and cause such institution (based on the information contained in the Servicer's Report delivered on the related Determination
Date) to make, and Indenture Trustee or such other institution shall make, the following deposits and distributions from the Collection Account for deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

           (a) to Servicer, from the Total Distribution Amount, the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods;

           (b)  to the Note Distribution Account, from the Total
     Distribution Amount remaining after the application of clause (a), the Noteholders' Interest Distributable Amount;

           (c)  to Owner Trustee for deposit in the Certificate
     Distribution Account, from the Total Distribution Amount remaining after the application of clause (a) and clause (b), the Certificateholders' Interest Distributable Amount;

           (d)  to the Note Distribution Account, from the Total
     Distribution Amount remaining after the application of clauses (a) through (c), the Noteholders' Principal Distributable Amount;

           (e)  to Owner Trustee for deposit in the Certificate
     Distribution Account, from the Total Distribution Amount remaining after the application of clauses (a) through (d), the Certificateholders' Principal Distributable Amount;

           (f) to the Reserve Account until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

           (g)  to Seller, any amounts remaining.

     On each Determination Date (other than the first Determination Date), the Servicer will provide the Owner Trustee and the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

           "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

           "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of Notes from such preceding Distribution Date through the current Distribution Date.

           "Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

           "Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date and for each class of Notes, the amount of interest accrued on such class at its respective Interest Rate during the related Interest Period (calculated on the basis of a 360-day year and twelve 30-day months).

           "Noteholders' Monthly Principal Distributable Amount" means, for any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

           "Noteholders' Percentage" means 100% until the point in time at which Class A-1 Notes and Class A-2 Notes have been paid in full and zero thereafter.

           "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

           "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of the Noteholder's Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding amount of such class of Notes to zero.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than investment earnings) will be generally paid in the following order of priority:

           (a) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

           (b) the Noteholders' Principal Distributable Amount in the following order of priority:

                (i) to the Holders of the Class A-1 Notes in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

                (ii) to the Holders of the Class A-2 Notes in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following priority:

           (a) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

           (b) second, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount.

Subordination of Certificateholders

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. If on any Distribution Date the entire Noteholders' Interest Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders will not receive any distributions.

     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.


               CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     Information regarding certain legal aspects of the Receivables is set forth under "Certain Legal Aspects of the Receivables" in the Prospectus.


                          LEGAL INVESTMENT

     The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(5) of Rule 2a-7 under the Investment Company Act of 1940, as amended.


                         ERISA CONSIDERATIONS

The Notes

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a
Note is consistent with its fiduciary duties under ERISA and does not result in the assets of the Trust being deemed to constitute plan assets or in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding the likely treatment of the Notes as debt under ERISA, see "ERISA Considerations" in the Prospectus.

     However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an Affiliate, the Seller, the Trust, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest under ERISA or disqualified person under the Code with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts, PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company separate accounts, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". By its acceptance of a Note, each Noteholder shall be deemed to have represented and warranted that its purchase and holding of the Note will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

The Certificates

     The Certificates may not be acquired (a) with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) by a plan described in Section 4975(e) (1) of the Code or (c) by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                             UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, the Seller has agreed to cause the Trust to sell to each of the underwriters listed below (each, an "Underwriter"), and each of the Underwriters has agreed to purchase, the principal amount of the Securities set forth opposite its name below. Under the terms and conditions of the Underwriting Agreement, each of the Underwriters is obligated to take and pay for all of the Securities if any are taken.



                   Principal Amount of   Principal Amount
                    Class A-1 Money       of Class A-2       Principal Amount
                    Market Asset-         Asset-Backed        of Asset-Backed
                    Backed Notes              Notes            Certificates
                   -------------------   ----------------    ----------------

_________________  $__________________  $_________________  $_________________
_________________   __________________   _________________   _________________
_________________   __________________   _________________   _________________
Total:             $                    $                   $
                    ==================   =================   =================


     The Seller has been advised by the Underwriters that they propose initially to offer the Securities to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of ____% per Class A-1 Note; _____% per Class A-2 Note; and _____% per Certificate. The Underwriters may allow, and such dealers may reallow, a concession not in excess of .__% of the principal amount of the Securities to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Seller does not intend to apply for listing of the Notes or the Certificates on a national securities exchange, but has been advised by the Underwriters that they intend to make a market in the Notes and Certificates. The Underwriters are not obligated, however, to make a market in the Notes and the Certificates and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or the Certificates.

     The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In the ordinary course of their respective businesses, each Underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller.

     After the initial distribution of the Certificates by the Underwriters, this Prospectus Supplement may be used by Norwest Investment Services, Inc., an affiliate of the Seller, the Servicer and the Affiliates, in connection with offers and sales relating to market making transactions in the Certificates. Norwest Investment Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                             LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates and certain federal income tax and other matters will be passed upon for the Trust by _________, and by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt may from time to time render legal services to the Seller, the Servicer and its affiliates. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                         INDEX OF DEFINED TERMS

                                                                     Page
                                                                     -----
ABS..................................................................S-15
ABS Table............................................................S-15
Acquired Receivables..................................................S-4
Advance...............................................................S-6
Aggregate Net Losses.................................................S-20
APR..................................................................S-21
Available Reserve Amount.............................................S-20
Average Delinquency Ratio............................................S-20
Average Net Loss Ratio...............................................S-20
Basic Documents.......................................................S-9
Business Day..........................................................S-4
Certificate Balance..................................................S-23
Certificate Final Scheduled Distribution Date.........................S-6
Certificate Rate......................................................S-5
Certificateholder's Monthly Principal Distributable Amount...........S-23
Certificateholders....................................................S-5
Certificateholders' Interest Carryover Shortfall.....................S-23
Certificateholders' Interest Distributable Amount....................S-23
Certificateholders' Monthly Interest Distributable Amount............S-23
Certificateholders' Principal Carryover Shortfall....................S-23
Certificateholders' Principal Distributable Amount...................S-23
Certificates..........................................................S-1
Class A-1 Final Scheduled Distribution Date...........................S-5
Class A-1 Interest Rate...............................................S-4
Class A-1 Notes.......................................................S-1
Class A-2 Final Scheduled Distribution Date...........................S-5
Class A-2 Interest Rate...............................................S-4
Class A-2 Notes.......................................................S-1
Closing Date..........................................................S-3
Code..................................................................S-8
Collection Account....................................................S-7
Collection Period.....................................................S-5
Commission............................................................S-2
Cutoff Date...........................................................S-3
Dealer Agreements.....................................................S-5
Dealers...............................................................S-4
Defaulted Receivable.................................................S-21
Delinquency Ratio....................................................S-20
Deposit Date..........................................................S-6
Determination Date...................................................S-18
Direct Loans..........................................................S-5
Distribution Date.....................................................S-4
ERISA.................................................................S-8
Expected Interest....................................................S-21
Final Scheduled Maturity Date.........................................S-4
Financed Vehicles.....................................................S-3
Indenture.............................................................S-3
Indenture Trustee.....................................................S-3
Interest Accrual Period...............................................S-4
Interest Collections.................................................S-21
Interest Period.......................................................S-4
Interest Rates........................................................S-4
Interest Shortfall...................................................S-22
Issuer................................................................S-3
Liquidation Proceeds.................................................S-20
Motor Vehicle Loans...................................................S-5
Net Interest Collections.............................................S-22
Net Loss Ratio.......................................................S-21
Non-Advance Receivables..............................................S-22
Noteholders...........................................................S-4
Noteholders' Distributable Amount....................................S-24
Noteholders' Interest Carryover Shortfall............................S-24
Noteholders' Interest Distributable Amount...........................S-25
Noteholders' Monthly Interest Distributable Amount...................S-25
Noteholders' Monthly Principal Distributable Amount..................S-25
Noteholders' Principal Carryover Shortfall...........................S-25
Noteholders' Principal Distributable Amount..........................S-25
Notes.................................................................S-3
Original Pool Balance.................................................S-5
Originators...........................................................S-5
Outstanding Advances.................................................S-22
Owner Trustee.........................................................S-3
Payment Date..........................................................S-4
Plan.................................................................S-26
Pool Balance..........................................................S-4
Principal Balance.....................................................S-4
Prospectus............................................................S-1
Purchase Amount......................................................S-22
Purchased Receivable.................................................S-22
Rating Agencies.......................................................S-8
Realized Losses......................................................S-24
Receivables...........................................................S-3
Receivables Pool.....................................................S-11
Record Date...........................................................S-4
Reserve Account.......................................................S-6
Reserve Account Deposit...............................................S-6
Sale and Servicing Agreement..........................................S-3
Securities............................................................S-3
Securityholders.......................................................S-5
Seller................................................................S-3
Servicer..............................................................S-2
Specified Reserve Account Balance....................................S-20
Supplemental Servicing Fee...........................................S-22
Total Distribution Amount............................................S-24
Transfer and Servicing Agreements....................................S-19
Trust.................................................................S-3
Trust Agreement.......................................................S-3
Underwriter..........................................................S-27
Weighted Average APR.................................................S-22

====================================      ====================================
No dealer, salesman or other person
has been authorized to give any
information or to make any
representation not contained in this
Prospectus Supplement or the Prospectus
and, if given or made, such information
or representation must not be relied
upon as having been authorized by the
Seller or the Underwriters. This
Prospectus Supplement and the
Prospectus do not constitute an
offer of any securities other than
those to which they relate or an
offer to sell, or a solicitation of
an offer to buy, to any person in
any jurisdiction where such an offer
or solicitation would be unlawful.
Neither the delivery of this
Prospectus Supplement and the                  $________________________
Prospectus nor any sale made hereunder               (Approximate)
shall, under any circumstances,
create any implication that the
information contained herein is correct
as of any time subsequent to their
respective dates.
    ___________________________

         TABLE OF CONTENTS
                                                      NORWEST AUTO
       Prospectus Supplement                     RECEIVABLES CORPORATION
                                                        (Seller)
                                 Page
                                 -----
Reports to Securityholders....   S-2
Summary of Terms..............   S-3
Risk Factors..................   S-9
The Trust.....................   S-11
The Receivables Pool..........   S-11
The Seller, the Servicer
 and Norwest Corporation......   S-15
Weighted Average Life of the
 Securities...................   S-15
Description of the Notes......   S-17
Description of the Certificates  S-18
Description of the Transfer
 and Servicing Agreements.....   S-19
Certain Legal Aspects of the
 Receivables..................   S-26
Legal Investment..............   S-26               $__________________
ERISA Considerations..........   S-26                    Class A-1
Underwriting..................   S-27                 ___% Money Market
Legal Opinions................   S-27                 Asset Backed Notes
Index of Defined Terms........   S-28

            Prospectus
                                 Page
Available Information.........
Incorporation of Certain
  Documents by Reference......                      $_________________
Summary of Terms..............                        Class A-2 ____%
Risk Factors..................                       Asset Backed Notes
The Trusts....................
The Receivables Pools.........
Weighted Average Life of the
  Securities..................
Pool Factors and Trading
  Information.................
Use of Proceeds...............
The Seller....................
The Bank and Norwest
  Corporation.................                       $________________
Description of the Notes......                            ____%
Description of the                                Asset Backed Certificates
  Certificates................
Certain Information Regarding
   the Securities.............
Description of the Transfer
  and Servicing Agreements....
Certain Legal Aspects of the
  Receivables.................
Federal Income Tax                                  =====================
  Consequences................
Certain State Tax                                  PROSPECTUS SUPPLEMENT
  Consequences................                     ______________, 199__
ERISA Considerations..........
Plan of Distribution..........                     =====================
Notice to Canadian Residents..
Legal Opinions................
Index of Defined Terms........
Global Clearance, Settlement
  and  Documentation
  Procedures..................

Until 90 days after the date of this
Prospectus Supplement, all dealers
effecting transactions in the Securities
described in this Prospectus
Supplement, whether or not participating
in this distribution, may be required to
deliver this Prospectus Supplement and
the Prospectus. This is in addition to
the obligation of dealers to deliver
this Prospectus Supplement and the
Prospectus when acting as underwriter
and with respect to their unsold
allotments or subscriptions.
======================================    ===================================